UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 22, 2013

Rockwood Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32609	52-2277366
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Overlook Center, Princeton, New Jersey 08540

(Address of principal executive office)(Zip Code)

(609) 514-0300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.                   Termination of Material Definitive Agreement.

On March 20, 2013, Sachtleben GmbH (“Sachtleben”), Sachtleben Chemie GmbH (“Sachtleben Chemie”) and Sachtleben Pigments Oy (“Sachtleben Pigments”), subsidiaries of Rockwood Holdings, Inc. (“Rockwood”), delivered to Merchant Banking, Skandinaviska Enskilda Banken AB (publ) (“SEB”) a cancellation and prepayment notice (“Cancellation and Prepayment Notice”) to terminate the Facility Agreement, dated May 31, 2012 (“Facility Agreement”) made between Sachtleben, Sachtleben Chemie and Sachtleben Pigments with Sachtleben Chemie and Sachtleben Pigments, each an Original Borrower and Sachtleben, Sachtleben Chemie and Sachtleben Pigments each an Original Guarantor;  SEB, SEB AG, Frankfurt am Main (“SEB AG”), Deutsche Bank AG, London Branch (“Deutsche Bank”), Morgan Stanley Bank International Limited (“Morgan Stanley”), and KKR Capital Markets Limited (“KCM”) as Coordinators and Bookrunners; SEB as Agent and Security Agent; SEB AG as Original Issuing Bank; and the lenders party thereto (the “Lenders”). The Facility Agreement provided for a €200 million Facility A term loan and a €200 million Facility B term loan and a revolving credit facility in an aggregate amount of €30 million.  Delivery of the Cancellation and Prepayment Notice requires Rockwood to prepay all amounts outstanding under the Facility Agreement, currently €394.5 million ($508.2 million), plus accrued and unpaid interest within five days of delivery of such notice.  All such amounts were paid on March 22, 2013, and the Facility Agreement terminated.

Item 7.01. Regulation FD.

On March 22, 2013, Rockwood issued a press release announcing the prepayment of the Facility Agreement, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)                   Exhibits.

99.1          Press Release dated March 22, 2013, announcing the prepayment of amounts outstanding under the Facility Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rockwood Holdings, Inc.

	By:	/s/ MICHAEL W. VALENTE
		Name:	Michael W. Valente
		Title:	Assistant Secretary

Dated: March 22, 2013